FOR IMMEDIATE RELEASE               CONTACT:   DANIEL M. HEALY
                                               EXECUTIVE VICE PRESIDENT
                                               CHIEF FINANCIAL OFFICER
                                               (631) 844-1258

                   NORTH FORK BANCORP ANNOUNCES CORE EARNINGS
             PER SHARE INCREASE OF 11% FOR THE FIRST QUARTER OF 2000

         MELVILLE, N.Y. - APRIL 24, 2000 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) reported net income for the quarter ended March 31, 2000. During the quarter, the Company completed the acquisitions of Reliance Bancorp, Inc. (Reliance), the parent company of Reliance Federal Savings Bank on February 18, and JSB Financial, Inc. (Jamaica), the parent company of Jamaica Savings Bank on February 29. "As expected, we completed all systems conversions immediately following both acquisitions allowing Jamaica and Reliance customers to readily take advantage of our full range of commercial banking products and services at all 154 locations," stated John Adam Kanas, Chairman, President and Chief Executive Officer.

         The Reliance acquisition was treated as a purchase for financial statement reporting purposes. Therefore, the operating results for Reliance are included in North Fork's earnings from the date of acquisition. The Jamaica acquisition was accounted for as a pooling-of-interests. Consequently, the operating results for North Fork have been retroactively restated for all periods presented to include Jamaica. In connection with the Jamaica transaction, the Company incurred merger and restructuring costs that were charged to operating results. The quarter also included special charges and non-recurring items that included securities losses, a special loan loss provision and expenses incurred in connection with North Fork's proposal to acquire Dime Bancorp, Inc., the parent company of Dime Savings Bank.

         The securities transactions for the quarter were executed as part of a planned reduction of the combined securities portfolio and borrowings. Also, the Company was able to sell nearly $250 million of higher risk profile loans, including non-performing loans, which it believes wouldn't have performed as well in a weaker economy. All of the sales occurred subsequent to the mergers. "Combined with the addition of significant core deposits from both acquisitions, this restructure helped us accomplish our goal of diminishing the Company's exposure to further short-term interest rate increases as well as fortressing our balance sheet against the potential for asset quality erosion in the face of a weakening economy in the future," stated Kanas. The proceeds derived from the securities and loan sales amounting to approximately $1,177 million have been used to reduce short-term borrowings. Approximately $1,047 million of these proceeds were received in the first quarter of 2000 with the balance in April 2000.

CORE EARNINGS

         In the first quarter of 2000, the Company's core earnings, excluding the effect of the aforementioned special charges, non-recurring items, was $64.5 million or diluted earnings per share of $.40 ($.42 diluted cash earnings per share), as compared to core earnings of $61.0 million or $.36 diluted earnings per share for the first quarter of 1999 ($.37 diluted cash earnings per share). Since the Company recently completed its acquisitions, the operating results of the acquired businesses subsequent to their combination with North Fork were not significant to the quarter's core earnings. Kanas commented, "Very little advantage from our acquisitions was felt this quarter. The positive impact of both Jamaica and Reliance will materialize as we continue to reduce operating costs and improve our revenue generation." The Company's core return on average equity and average assets for the quarter ended March 31, 2000, were 21.89% and 1.83%, respectively, and were 21.09% and 1.98%, respectively for the comparable quarter in 1999.

         Net interest income increased by 8% to $139.1 million in the 2000 first quarter, resulting in a net interest margin of 4.23%, an improvement of 25 basis points over North Fork's reported net interest margin of 3.98% in the fourth quarter of 1999. Net interest income for the first quarter in 1999 was $129.4 million for a net interest margin of 4.47%, on a pooling-of-interest basis. Demand deposit balances rose to $1.7 billion in the quarter ended March 31, 2000, an increase of 29% over the 1999 first quarter and 10% over year-end 1999. The Company previously announced its intention to expand its presence in the Manhattan marketplace with investments in several de novo branch locations. "Our experience in Manhattan has exceeded our expectations," said Kanas. "Deposit balances from our four Manhattan locations now exceed $425 million or 5% of our total deposit base and are growing at approximately 100% annually. We expect to open four additional branches in Manhattan before year end," he said.

         Loans, net of unearned income, were $8.9 billion at March 31, 2000. Approximately $2.2 billion of outstanding loans were added with the acquisition of Jamaica and Reliance. Core loan growth was approximately $194 million or 12% on an annualized basis in the quarter, maintaining the double-digit percentage gains experienced throughout 1999. Asset quality improved, in part from the previously discussed loan sales, and adherence to prudent underwriting standards. The allowance for loan losses was $87.5 million, which represents a loan loss reserve coverage ratio to non-performing loans of approximately 670% and 1% of net loans outstanding. The provision for loan losses in the quarter of $9 million includes a special provision of approximately $6.8 million to restore the allowance for loan losses to the appropriate level following the merger.

         The Company's core efficiency ratio, excluding the effects of non-recurring items, was 35.2% in the first quarter of 2000 compared to 34.7% for 1999. The Company's recently formed lease finance subsidiary, All Points Capital Corp, is beginning to achieve its desired results. Lease finance receivable balances outstanding at March 31, 2000 were $70 million compared to $9 million at year-end 1999. All Points commenced operations in December of 1999 and has exceeded expectations becoming profitable in March 2000.

         The Company reserved $6 million in Dime Bancorp related acquisition costs consisting principally of legal, advisory and proxy solicitation expenses. Information regarding the status of the Company's attempt to acquire the Dime can be obtained from the Securities and Exchange Commission (SEC) filings available at the Internet worldwide website the SEC maintains at http://www.sec.gov.

         Non-interest and fee based income for the first quarter of 2000, excluding the effect of the aforementioned loan and securities transactions, was $19.3 million compared to $15.3 million in the first quarter of 1999, an increase of 26% over the prior year. All components of this category recorded gains except mortgage banking operations, where originations declined.

First Quarter Special Charges and Non-Recurring Items

         The first quarter included several significant transactions and expense items. These included the Jamaica merger-related restructure charge, the previously described additional loan loss provision, securities losses and Dime related expenses.

         The following table sets forth the reconciliation from net income, as reported, to core earnings for the period ended March 31, 2000 (in thousands).

         NET INCOME (Earnings per share - Diluted  $.01)                 $ 1,912

         Items excluded from core earnings:
              -    Merger related restructure charge          $50,499
              -    Special provision for loan losses            6,750
              -    Securities losses                           19,748
              -    Dime related expenses                        6,000
              -    Net gain on loan sales                      (2,303)
                                                              -------
                                                              $80,694
              -    Less related tax effect                    (24,661)
                                                              -------
                                                                         $56,033
              -    Jamaica tax bad debt recapture,
                     net of federal benefit                                6,600
                                                                         -------

Core Earnings                                                            $64,545
                                                                         =======
Core earnings per share - Basic                                          $.40
Core earnings per share - Diluted                                        $.40

Core cash earnings per share - Basic                                     $.42
Core cash earnings per share - Diluted                                   $.42

         North Fork, with total assets of approximately $15 billion, operates 154 branch locations throughout the New York Metropolitan area and Connecticut.

         Forward looking information requires the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company.

         Investors and security holders are advised to read North Fork's proxy statement with respect to North Fork's solicitation of proxies against the proposed Dime/Hudson merger and North Fork's registration statement with respect to its exchange offer for Dime common stock, each as filed with the Securities and Exchange Commission, and any amendments or supplements to either of them, because each of these documents contains important information. Investors and security holders may obtain a free copy of the proxy statement, the exchange offer registration statement and other documents filed by North Fork with the SEC at the SEC's Internet web site at The proxy statement, the exchange offer registration statement and such other documents may also be obtained free of charge by overnight mail or direct electronic transmission by calling North Fork's proxy solicitor, D.F. King & Co., Inc., toll-free at 1-800-755-7250.

                         NORTH FORK BANCORPORATION, INC.
                                   (NYSE: NFB)
               (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

                                                                THREE MONTHS ENDED

CORE EARNINGS HIGHLIGHTS                                      MARCH 31,     MARCH 31,
------------------------                                        2000           1999
                                                            --------------------------
         Interest Income                                     $ 253,974      $ 222,541
         Interest Expense                                      114,837         93,177
                                                            --------------------------
              Net Interest Income                              139,137        129,364
         Provision for Loan Losses                               2,250          1,257
                                                            --------------------------
Net Interest Income after Provision for Loan Losses            136,887        128,107
                                                            --------------------------
Non-Interest Income:
--------------------
         Fees and Service Charges on Deposit Accounts            8,455          6,698
         Investment Management, Commissions and Trust Fees       4,734          4,369
         Mortgage Banking Operations                               855            941
         Other Operating Income                                  5,223          3,270
         Net Securities Gains                                       --          2,703
                                                            --------------------------
Total Non-Interest Income                                       19,267         17,981
                                                            --------------------------
Non-Interest Expense:
---------------------
         Other Operating Expenses                               48,902         44,374
         Capital Securities Costs                                4,634          4,211
         Amortization  of Intangible Assets                      3,318          2,075
                                                            --------------------------
Total Non-Interest Expense                                      56,854         50,660
                                                            --------------------------
         Income Before Income Taxes                             99,300         95,428
         Provision for Income Taxes                             34,755         34,381
                                                            --------------------------
Net Income                                                    $ 64,545       $ 61,047
                                                            ==========================

         Earnings Per Share - Basic                              $0.40          $0.36
         Earnings Per Share - Diluted                            $0.40          $0.36
         Cash Earnings Per Share(1)                              $0.42          $0.37
         Average Shares Outstanding - Basic                    162,316        167,444
         Average Shares Outstanding - Diluted                  163,381        169,044
         Cash Dividends per Share                               $0.180         $0.150
         Return on Average Total Assets                           1.83%          1.98%
         Return on Average Stockholders' Equity(2)               21.89%         21.09%
         Yield on Interest Earning Assets                         7.64%          7.66%
         Cost of Funds                                            4.22%          3.95%
         Net Interest Margin(3)                                   4.23%          4.47%
         Core Efficiency Ratio(4)                                35.19%         34.69%

                         NORTH FORK BANCORPORATION, INC.
                                   (NYSE: NFB)
               (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

                                                                 THREE MONTHS ENDED

INCOME STATEMENT HIGHLIGHTS - ACTUAL                            MARCH 31,     MARCH 31,
-------------------------------------                             2000           1999
                                                              --------------------------
         Interest Income                                       $ 253,974      $ 222,541
         Interest Expense                                        114,837         93,177
                                                              --------------------------
              Net Interest Income                                139,137        129,364
         Provision for Loan Losses                                 9,000          1,257
                                                              --------------------------
Net Interest Income after Provision for Loan Losses              130,137        128,107
                                                              --------------------------
Non-Interest Income:
--------------------
         Fees and Service Charges on Deposit Accounts              8,455          6,698
         Investment Management, Commissions and Trust Fees         4,734          4,369
         Mortgage Banking Operations                                 855            941
         Other Operating Income                                    5,223          3,270
         Gain on Sale of Loans                                     2,303             --
         Net Securities (Losses) /Gains                          (19,748)         2,703
                                                              --------------------------
Total Non-Interest Income                                          1,822         17,981
                                                              --------------------------
Non-Interest Expense:
---------------------
         Merger Related Restructure Charge                        50,499             --
         Other Operating Expenses                                 48,902         44,374
         Dime Related Expenses                                     6,000             --
         Capital Securities Costs                                  4,634          4,211
         Amortization  of Intangible Assets                        3,318          2,075
                                                              --------------------------
Total Non-Interest Expense                                       113,353         50,660
                                                              --------------------------
         Income Before Income Taxes                               18,606         95,428
         Provision for Income Taxes                                              34,381
                                                              --------------------------
Net Income                                                     $   1,912      $  61,047
                                                              ==========================
         Earnings Per Share - Basic                                $0.01          $0.36
         Earnings Per Share - Diluted                              $0.01          $0.36
         Cash Earnings Per Share(1)                                $0.03          $0.37
         Average Shares Outstanding - Basic                      162,316        167,444
         Average Shares Outstanding - Diluted                    163,381        169,044
         Cash Dividends per Share                                 $0.180         $0.150
         Return on Average Total Assets                             0.05%          1.98%
         Return on Average Stockholders' Equity(2)                  0.65%         21.09%
         Yield on Interest Earning Assets                           7.64%          7.66%
         Cost of Funds                                              4.22%
         Net Interest Margin(3)                                     4.23%          4.47%
         Core Efficiency Ratio(4)                                  35.19%         34.69%

                         NORTH FORK BANCORPORATION, INC.
                                   (NYSE: NFB)
               (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)

                                                        MARCH 31,        DECEMBER 31,        MARCH 31,
BALANCE SHEET HIGHLIGHTS                                   2000              1999              1999
------------------------                              --------------------------------------------------
Total Assets                                          $ 15,024,882      $ 13,676,156        $ 12,834,257
Loans, net                                               8,868,148         7,897,688           7,085,922
Allowance for Loan Losses                                   87,491            74,525              76,133
Securities Available-for-Sale                            3,899,591         3,682,210           3,541,327
Securities Held-to-Maturity                              1,279,489         1,351,504           1,690,469
Intangible Assets                                          358,220            79,151              82,602
Demand Deposits                                          1,718,987         1,558,044           1,336,433
Interest Bearing Deposits                                7,315,058         6,083,519           6,311,769
Borrowings                                               4,256,781         4,559,200           3,566,796
Capital Securities                                         244,320           199,314             199,295
Stockholders' Equity                                     1,293,029           999,098           1,218,811
Book Value Per Share                                         $7.45             $6.38               $7.23
Actual Shares Outstanding                                  173,582           156,585             168,637


SELECTED FINANCIAL HIGHLIGHTS
-----------------------------

CAPITAL RATIOS:
-----------------------------------

Risk Based Capital
         Tier 1                                              13.98%            13.70%              16.79%
         Total                                               15.07%            14.95%              18.22%
Leverage Ratio                                                8.79%             8.57%              10.44%


ASSET QUALITY:
-----------------------------------

Non-Performing Loans                                      $ 13,112          $ 15,128            $ 13,873
Other Real Estate                                            1,081               787               3,151
                                                      --------------------------------------------------
Total Non-Performing Assets                               $ 14,193          $ 15,915            $ 17,024
                                                      ==================================================

Restructured, Accruing Loans                              $     --          $     --            $    580

Allowance for Loan Losses to Non-Performing Loans              667%              493%                549%

Allowance for Loan Losses to Total Loans, net                 0.99%             0.94%               1.07%

Non-Performing Loans to Total Loans, net                      0.15%             0.19%               0.20%

                    NOTES TO MARCH 31, 2000 EARNINGS RELEASE

    (1) Cash earnings per share reflect the amortization of intangible assets as an addition to core earnings.

    (2)  Excludes the effect of the SFAS No. 115 adjustment.

    (3)  Presented on a tax equivalent basis.

    (4) The core efficiency ratio is defined as the ratio of non-interest expense, net of other real estate expenses and other non-recurring charges (see Core Earnings table), to net interest income on a tax equivalent basis and other non-interest income, net of securities (losses)/gains.